As filed with the Securities and Exchange Commission on June 4, 2025
                                     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________
Ring Energy, Inc.
(Exact name of Registrant as specified in its charter)
__________

Nevada	90-0406406
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
1725 Hughes Landing Blvd., Suite 900
The Woodlands, Texas 77380
(Address of Principal Executive Offices)(Zip Code)
__________

Ring Energy, Inc. 2021 Omnibus Incentive Plan
(Full title of the plan)
__________

Paul D. McKinney
Chairman and Chief Executive Officer
1725 Hughes Landing Blvd., Suite 900
The Woodlands, Texas 77380
(Name and address of agent for service)

(281) 397-3699
(Telephone Number, including area code, of agent for service)
__________

The Commission is requested to send copies of all communications to:
Reid A. Godbolt, Esq.
Adam J. Fogoros, Esq.
Jones & Keller, P.C.
1675 Broadway, 26th Floor
Denver, Colorado 80202
(303) 573-1600
__________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

Ring Energy, Inc., a Nevada corporation (the “Company”), previously filed a Registration Statement on Form S-8 (File No. 333-257633) registering 9,558,845 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Company’s 2021 Omnibus Incentive Plan, as amended (the “Plan”), on July 2, 2021. The Company previously filed a Registration Statement on Form S-8 (File No. 333-277796) registering 6,000,000 shares of Common Stock under the Plan on March 3, 2024. The Company hereby incorporates by reference the contents of the previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “SEC”) on Form S-8 to the extent not otherwise amended or superseded by the contents of this Registration Statement.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed by the Company to register an aggregate of 13,500,000 shares of Common Stock consisting of (i) 11,500,000 shares of Common Stock under the Plan that were approved pursuant to an amendment to the Plan by the stockholders of the Company at the 2025 annual meeting of stockholders on May 22, 2025 and (ii) up to 2,000,000 shares of Common Stock subject to awards under the Plan that have or may become forfeited or have otherwise lapsed or may otherwise lapse and therefore may become available for issuance pursuant to new awards in accordance with the terms and conditions of the Plan (the “Forfeited Shares”). The actual number of Forfeited Shares that may become available for issuance under the Plan may be less than 2,000,000 shares of Common Stock depending on, among other variables, the number of actual Plan shares of Common Stock that become forfeited or otherwise lapse. The Forfeited Shares do not represent an increase in the total number of shares of Common Stock that may be issued pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Company is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Commission. The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

•the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 5, 2025;

•the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2025;

•the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 5, 2025;

•the Company's Current Report on Form 8-K filed with the Commission on February 28, 2025, April 4, 2025, April 11, 2025 and May 22, 2025; and

•the description of the Common Stock contained in Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 7, 2024 and any amendments or reports filed for the purpose of updating that description.
In addition, all documents which the Company files with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed) after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents, provided that, unless specifically stated to the contrary, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into or otherwise included in this Registration Statement. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Under the provisions of Section 78.7502 of the Nevada Revised Statutes (“NRS”), the Company is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer, if the director or officer is successful in the defense of such proceedings. Section 78.7502 also provides that the Company may indemnify a director or officer in connection with a proceeding in which he or she is not successful in defending if it is determined that he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that he or she had no reasonable cause to believe his or her conduct was unlawful, and in either event, provided the director is not liable for a breach of the duties set out in Section 78.138 of the NRS. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Company (except for expenses allowed by a court).

The Company’s articles of incorporation and bylaws also provide for indemnification of directors and officers of the Company to the full extent permitted by applicable law. Under the provisions of the Company’s bylaws, the Company is required to indemnify officers or directors (while the current provisions of Section 78.7502 of the NRS provide for “permissive” indemnification). Except with respect to stockholder derivative actions, the bylaw provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding, provided that (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

The foregoing standards also apply with respect to the indemnification for expenses incurred in a stockholder derivative suit. However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

In accordance with the NRS, the Company’s articles of incorporation contain a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its stockholders for monetary damages except (i) for acts or omissions not in good faith or which involve intentional or reckless misconduct or a knowing violation of law, and (ii) under Section 78.300 of the NRS providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty including any such actions involving gross negligence.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit Number	Exhibit Title

4.1	Articles of Incorporation (as amended) (included as Exhibit 3.1 to the Annual Report on Form 10-K filed by the Registrant with the Commission on April 1, 2013 and incorporated by reference herein).

4.1(a)
Certificate of Amendment to the Articles of Incorporation, as amended, of Ring Energy, Inc. (included as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on December 17, 2021 and incorporated by reference herein).

4.1(b)
Certificate of Amendment to the Articles of Incorporation, as amended, of Ring Energy, Inc. (included as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on May 26, 2023 and incorporated by reference herein).

4.2
Bylaws of Ring Energy, Inc. as amended April 13, 2021 (included as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on April 15, 2021 and incorporated by reference herein).

5.1*	Opinion of Jones & Keller, P.C.

10.1
Ring Energy, Inc. 2021 Omnibus Incentive Plan (included as an Annex to the Definitive Proxy Statement filed by the Registrant with the Commission on April 22, 2021 and incorporated by reference herein).

10.2
Amendment No. 1 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan (included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on May 26, 2023 and incorporated by reference herein).

10.3
Amendment No. 2 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan (included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on May 22, 2025 and incorporated by reference herein).

23.1*	Consent of Cawley, Gillespie & Associates, Inc.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereof).

107.1*	Filing Fee Table.

__________________
*      Filed herewith.

Item 9.    Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 4, 2025.

RING ENERGY, INC. (the “Registrant”)

By:	/s/ Paul D. McKinney
Paul D. McKinney Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul D. McKinney and Travis T. Thomas, and each of them, either one of whom may act without joinder of the other, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 4, 2025.

Signature	Title

/s/ Paul D. McKinney	Chief Executive Officer and Director (Principal Executive Officer)
Paul D. McKinney

/s/ Travis T. Thomas
Travis T. Thomas	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Anthony B. Petrelli	Lead Director
Anthony B. Petrelli

/s/ John A. Crum
John A. Crum	Director

/s/ David S. Habachy	Director
David S. Habachy

/s/ Richard E. Harris	Director
Richard E. Harris

/s/ Thomas L. Mitchell
Thomas L. Mitchell	Director

/s/ Carla T. Tharp
Carla T. Tharp	Director